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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Madison Avenue Holdings Inc.
(A Development Stage Company)

We consent to the use in this Registration Statement on Form 10-SB of our report included herein dated March 23, 2004, relating to the financial statements of Madison Avenue Holdings Inc.

/s/ Robison, Hill & Co.

Robison, Hill & Co.
Certified Public Accountants PC
Salt Lake City, Utah
March 26, 2004